EXHIBIT 5.01

March 24, 2004

Kana Software, Inc.

181 Constitution Drive

Menlo Park, California 94025

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-3 (File Number 333-77068) (the “Registration Statement”) filed by Kana Software, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about March 24, 2004 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 262,500 shares of the Company’s Common Stock (the “Stock”), all of which are presently issued and outstanding and will be sold by certain selling stockholders (the “Selling Stockholders”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following.

(1)	The Company’s Second Amended and Restated Certificate of Incorporation as filed with the Delaware Secretary of State on September 24, 1999, and certificates of amendment thereto filed with the Delaware Secretary of State on April 18, 2000, June 29, 2001 and December 11, 2001 (collectively, the “Restated Certificate”).

(2)	The Company’s Amended and Restated Bylaws, as amended on October 12, 2001 (the “Bylaws”), certified by the Company’s Secretary on March 24, 2004.

(3)	the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

(4)	the Prospectus prepared in connection with the Registration Statement.

(5)	the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company’s minute books that are in our possession.

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(6)	the stock records for the Company that the Company has provided to us (consisting of a certificate from the Company’s transfer agent of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of the date hereof and a list of option and warrant holders respecting the Company’s capital and of any rights to purchase capital stock that was prepared by the Company and dated March 23, 2004 verifying the number of such issued and outstanding securities).

(7)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

(8)	The Agreement and Plan of Reorganization dated as of December 31, 2003, as amended, pursuant to which the Selling Stockholders acquired the Stock to be sold by them as described in the Registration Statement.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document entered into by the Selling Stockholders identified above and the due authorization, execution and delivery of all such documents by the Selling Stockholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

The Company has informed us that the Company intends to issue the Stock from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Stock, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Stock is to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Stock. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or

March 24, 2004

other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

Based upon the foregoing, it is our opinion that the 262,500 shares of Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ DAVID K. MICHAELS
David K. Michaels, a Partner